Exhibit 3(i)

JAN-19-1998 03:51A FROM: TO:14037708095 P:1/6

SECRETARY OF STATE

STATE OF NEVADA

GREGORY S. YANKE
LAW CORPORATION
200 - 675 West Hastings Street
Vancouver, British Columbia
V6B 1N2
Tel: (604) 681-7600 Fax: (604) 681-7622

CERTIFIED A TRUE COPY
this 6th day of July 2005
SOLICITOR

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **MADRONA VENTURES INC.**, did on June 21, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 27, 2005.

DEAN HELLER
Secretary of State

By
Certification Clerk

JAN-19-1998 03:52A FROM: TO:14037708095 P:2/6

06/20/2005 22:14 FAX 17025624081 EMPIRE STOCK TRANSFER 004

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0390262005-0
Document Number:
20050240957-64

Date Filed:
6/21/2005 8:00:40 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Madrona Ventures Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Empire Stock Transfer Inc. Name 7251 West Lake Mead Boulevard Suite 300 / Las Vegas / NEVADA / 89128 Street Address / City / Zip Code Optional Mailing Address / City / State / Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ .001 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if more than 3 directors/trustees)	1. Darcy Krell Name #3A 199 Drake Street / Vancouver / BC / V6Z 2T9 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: All legal purposes
6. Names, Address and Signature of Incorporator. (attach additional page if more than 1 incorporator)	Leah Finke Name / Signature 7251 West Lake Mead Boulevard Suite 300 / Las Vegas / NV / 8912 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company / 6/20/2005 Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 08/26/03

ARTICLES OF INCORPORATION

OF

MADRONA VENTURES INC

FIRST.  The name of the corporation is Madrona Ventures Inc.

SECOND.  The registered office of the corporation in the State of Nevada is located at 7251 West Lake Mead Blvd Suite 300, Las Vegas, NV 89128. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada, as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD.  The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH.  The total number of common stock authorized that may be issued by the Corporation is seventy five million (75,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. The corporation may from time issue said shares for such consideration as the Board of Directors may fix.

FIFTH.  The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be one (1) in number and the name and post office address of this Director is:

Name:	Darcy Krell
Address:	#3A 199 Drake Street
Vancouver, BC Canada V6Z 2T9

SIXTH.  The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH.The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name:	Leah Finke
Address:	7251 West Lake Mead Blvd Suite 300
Las Vegas, Nevada 89128

EIGHTH.  The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

NINTH.  The corporation is to have perpetual existence.

TENTH.  The Board of Directors shall adopt the initial By-laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVENTH.  The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELVETH.  No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the larw, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely aff'ect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH.  The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this June 20, 2005.

/s/ Leah Finke
Leah Finke
Incorporator

MADRONA VENTURES INC.

(the "Company")

RESOLUTIONS CONSENTED TO IN WRITING BY THE SOLE DIRECTOR OF MADRONA VENTURES INC. IN ACCORDANCE WITH THE PROVISIONS OF ITS BYLAWS

APPOINTMENT OF OFFICERS

Whereas the person named below having consented in writing to act as the President, Chief Executive Officer, Secretary and Treasurer of the Company, BE IT RESOLVED THAT the following person be and is hereby appointed to the offices set out opposite his name to hold office at the pleasure of the Directors:

Darcy Krell	-	President, C.E.O., Secretary and Treasurer

ADOPTION OF BYLAWS

BE IT RESOLVED THAT the form of Bylaws of the Company as presented to the directors of the Company be adopted and that the Secretary be and is hereby instructed to cause the same to be inserted in the Company's Minute Book immediately following the Articles of Incorporation and the Certificate of Incorporation.

FORM OF SHARE CERTIFICATE

BE IT RESOLVED THAT the form of share certificate included with the Company's minute book be the form of share certificate of the Company.

ISSUANCE OF SHARES

BE IT RESOLVED THAT the Board of Director be and it is hereby is authorized in its discretion to issue shares of the Company to the full number of shares authorized by the Certificate of Incorporation in such number and for such considerations as from time to time shall be determined by the Board of Directors and as may be permitted by law.

BANK AND SIGNING OFFICERS

BE IT RESOLVED THAT the Bank of Montreal be appointed the banker of the Company, and that the Company do adopt as its banking resolutions the form of banking resolutions prescribed by the Company's bankers and that the President be and he is hereby authorized to execute as an act of the Company such banking documents under the corporate seal of the Company where required.

I, the undersigned, being the sole Director of the Company, hereby consent to the foregoing resolutions.

DATED as of this 21st day of June, 2005.

/s/ Darcy Krell
Darcy Krell